EXHIBIT 3.1

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                     OF THE

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                         CITADEL SECURITY SOFTWARE INC.

                         PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW

     CITADEL SECURITY SOFTWARE INC., a Delaware corporation (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

     RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Company's Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Company's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"),
                                                              ---------------
and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.   DESIGNATION.
     -----------

     The designation of this series, which consists of eleven thousand (11,000) shares of Preferred Stock, is the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"). The face amount of each share of Series B Preferred
 ------------------------
Stock (each, a "Preferred Share" and collectively, the "Preferred Shares") shall
                ---------------                         ----------------
be  One  Thousand  Dollars  ($1,000)  (the  "Stated  Value").
                                             -------------

2.   CERTAIN  DEFINITIONS.
     --------------------

     "Bankruptcy  Law" means Title 11, United States Code, and the Federal Rules
      ---------------
of Bankruptcy Procedure, and any similar Federal or state law, rule or regulation providing for the relief of debtors.

     "Board  of Directors" or "Board" means the Company's Board of Directors, as
      -------------------      -----
constituted  from  time  to  time.

     "Business  Day"  means  any day other than a Saturday, a Sunday or a day on
      -------------
which the New York Stock Exchange or commercial banks located in New York City are authorized or permitted by law to close.

     "Cap  Amount"  means  19.99%  of  the  number  of  shares  of  Common Stock
      -----------
outstanding on the initial Issue Date (subject to adjustment upon a stock split, stock dividend or similar event).

     Certificate"  means  this  Certificate  of  Designations,  Preferences  and
     -----------
Rights.

     "Change  of  Control"  means  the  existence  or  occurrence  of any of the
      -------------------
following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; (c) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (d) a transaction or series of transactions in which any Person or group acquires more than fifty percent (50%) of the voting equity of the Company; and (e) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors of the Company.

     "Closing  Bid  Price"  shall mean, for the Common Stock as of any date, the
      -------------------
closing bid price on such date for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets ("Bloomberg"), or if the Principal
                                               ---------
Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m. (eastern time), as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation, and shall cause such investment banking firm to perform such determination and notify the Company and the Holder of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. Such investment banking firm's determination shall be deemed conclusive absent manifest error. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

     "Common  Stock" means the Company's common stock, par value $.01 per share.
      -------------

     "Continuing  Director" means at any date a member of the Company's Board of
      --------------------
Directors (i) who was a member of such board on the Issue Date or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were continuing directors at the time such committee was formed.

     "Conversion  Price"  means $1.55, subject to adjustment as provided herein.
      -----------------

     "Convertible  Securities"  has  the  meaning  given  to  such  term  in the
      -----------------------
Securities  Purchase  Agreement.

     "Default  Interest  Rate"  means the lower of fifteen percent (15%) and the
      -----------------------
highest  rate  permitted  by  applicable  law.

     "Effective  Date"  means  the  date  on which the Registration Statement is
      ---------------
declared effective by the Securities and Exchange Commission.

     "Floor  Price"  means  $1.30  subject to adjustment in the event of a stock
      ------------
split, stock dividend or similar event.

     "Fundamental  Change"  means  any of the following events or circumstances:
      -------------------
(i) any representation or warranty of the Company set forth in the Securities Purchase Agreement, this Certificate or the other Transaction Documents fails to be true and correct in all material respects as of the Initial Closing Date as if made on such date; (ii) the Company fails at any time to comply with or perform in all material respects all of the agreements, obligations and conditions set forth in the Securities Purchase Agreement, this Certificate or the other Transaction Documents that are required to be complied with or performed by the Company (after giving effect to any grace periods specified therein); (iii) a Change of Control occurs; or (iv) a Liquidation Event occurs or is publicly announced by or with respect to the Company.

     "Holder" means any holder of Preferred Shares.
      ------

     "Issue Date" means the first date on which the Company issues any shares of
      ----------
Series  B  Preferred  Stock.

     "Junior  Securities"  means the Common Stock and all other capital stock of
      ------------------
the Company that does not constitute Pari Passu Securities or Senior Securities.

     "Liquidation  Event"  means:
      ------------------

          (a) that the Company or any Subsidiary (i) commences a voluntary case or proceeding under any Bankruptcy Law; (ii) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it under any Bankruptcy Law; (iii) consents to the appointment of a custodian of it or for any substantial part of its property;
(iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or
(vi) consents to the filing of such petition or the appointment of or taking possession by a custodian; or

          (b) that a court of competent jurisdiction has entered an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Subsidiary, or adjudicates the Company or any Subsidiary to be insolvent or bankrupt; (ii) appoints a custodian or receiver for the Company or any Subsidiary, or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company or any Subsidiary, and such order or decree remains unstayed and in effect for at least thirty (30) days.

     "Liquidation  Preference"  with  respect to a Preferred Share shall mean an
      -----------------------
amount equal to the Stated Value of such Preferred Share, plus any amounts owed by the Company to the holder thereof with respect to such Preferred Share.

     "Market  Price"  means,  as  of  a  particular  date, the lesser of (i) the
      -------------
average of the Closing Bid Prices for the Common Stock for each Trading Day occurring during the ten (10) Trading Day period ending on (and including) the Trading Day immediately preceding such date and (ii) the Closing Bid Price on the Trading Day immediately preceding such date.

     "Maturity Date" means the third (3rd) anniversary of the Issue Date.
      -------------

     "Milestone" means each of the following events:
      ---------

          (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Company's treasury, shall be sufficient to pay the sum of (x) the number of Conversion Shares issuable upon the conversion in full of the Preferred Shares (without regard to any limitation on such conversion) plus (y) the number of Warrant Shares issuable upon the exercise in full of the Warrant Shares (without regard to any limitation on such exercise);

         (ii) the Registration Statement shall have been declared effective, shall be available to the Holder for the resale of Registrable Securities, and shall cover the number of Registrable Securities required by the Registration Rights Agreement;

        (iii) the Common Stock shall be listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange and trading in the Common Stock on such market or exchange shall not have been suspended;

         (iv) a Fundamental Change, or an event that with the passage of time or giving of notice, or both, would constitute a Fundamental Change, shall not have occurred and be continuing; and

          (v) the Closing Bid Price shall be equal to at least 200% of the Conversion Price then in effect.


     "Pari  Passu  Securities"  means  the  Series  A  Preferred  Stock  and any
      -----------------------
securities ranking by their terms pari passu with the Series B Preferred Stock in respect of redemption or distribution upon liquidation.

     "Principal  Market"  means  the  principal securities exchange or market on
      -----------------
which  the  Common  Stock  is  listed  or  traded.

     "Purchase  Rights"  means any options, warrants or rights to acquire shares
      ----------------
of capital stock or Convertible Securities of the Company.

     "Registration  Rights  Agreement" means the agreement pursuant to which the
      -------------------------------
Company has agreed to register the resale of shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

     "Registration  Statement"  has  the  meaning  set forth in the Registration
      -----------------------
Rights  Agreement.

     "Securities  Purchase  Agreement" means the agreement pursuant to which the
      -------------------------------
Company  issued  the  Preferred  Shares.

     Senior  Securities" means (i) any debt issued or assumed by the Company and
     ------------------
(ii) any securities of the Company which by their terms have a preference over the Series B Preferred Stock in respect of redemption or distribution upon liquidation.

     "Series A Preferred Stock" means the Company's currently outstanding Series
      ------------------------
A  5%  Convertible  Preferred  Stock.

     "Stock Payment Condition" means each of the following:
      -----------------------

          (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Company's treasury, is sufficient to pay the sum of (x) the number of Conversion Shares issuable upon the conversion in full of the Preferred Shares (without regard to any limitation on such conversion) plus (y) the number of Warrant Shares issuable upon the exercise in full of the Warrant Shares (without regard to any limitation on such exercise);

         (ii) the Common Stock is authorized for quotation on the Nasdaq SmallCap Market or Nasdaq National Market or listed on the New York Stock Exchange;

        (iii) the Registration Statement (as defined in the Registration Rights Agreement) is effective and available for the resale of the Registrable
Securities by the Holder or such securities are eligible for resale to the public pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"); and
 ---------------

         (iv) a Fundamental Change (as defined herein) has not occurred and is not continuing, and no event has occurred that with the giving of notice or passage of time, or both, would constitute a Fundamental Change.

     "Stockholder Approval" has the meaning given to such term in the Securities
      --------------------
Purchase  Agreement.

     "Trading Day" means any day on which the Common Stock is purchased and sold
      -----------
on the principal securities exchange or market on which the Common Stock is then listed or traded.

     "Transaction  Documents"  has  the  meaning  given  to  such  term  in  the
      ----------------------
Securities  Purchase  Agreement.

     "Warrants"  means  the  warrants  issued  by  the  Company  pursuant to the
      --------
Securities  Purchase  Agreement.

     All definitions contained in this Certificate are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Certificate refer to this Certificate as a whole and not to any particular provision of this Certificate.

3.   PRIORITY  IN  LIQUIDATION.
     -------------------------

     Upon the occurrence of a Liquidation Event, no distribution shall be made to the holders of any shares of Junior Securities unless each Holder shall have received the Liquidation Preference with respect to each Preferred Share then held by such Holder. In the event that upon the occurrence of a Liquidation Event, the assets available for distribution to the Holders and the holders of Pari Passu Securities are insufficient to pay the Liquidation Preference with respect to all of the outstanding Preferred Shares and the preferential amounts payable to such holders, the entire assets of the Company shall be distributed ratably among the Preferred Shares and the shares of Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares.

4.   DIVIDENDS.  No  dividends  shall  accrue on or with respect to the Series B
     ---------
Preferred  Stock.

5.   CONVERSION.
     ----------

     (a)  Right to Convert.  Each Holder shall have the right to convert, at any
          ----------------
time and from time to time after the Issue Date, all or any part of the Preferred Shares held by such Holder into such number of fully paid and non-assessable shares ("Conversion Shares") of the Common Stock as is determined
                        -----------------
in  accordance  with  the  terms  hereof  (a  "Conversion").
                                               ----------

     (b)  Conversion  Notice.  In  order  to  convert Preferred Shares, a Holder
          ------------------
shall send by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the date on which such Holder wishes to effect such Conversion (the "Conversion Date"), (i) a notice of conversion (a "Conversion Notice"), in
 ----------------                                        -----------------
substantially the form of Exhibit A hereto, to the Company stating the number of Preferred Shares to be converted and a calculation of the number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted. The Holder shall thereafter send the original of the Conversion Notice and of such certificate or certificates to the Company. The Company shall issue a new certificate for Preferred Shares to the Holder in the event that less than all of the Preferred Shares represented by a certificate are converted; provided,
                                                                       --------
however,  that  the failure of the Company to deliver such new certificate shall
-------
not  affect  the  ability  of  the  Holder  to
submit a further Conversion Notice with respect to such Preferred Shares and, in such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Conversion Notice. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Company and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price pursuant to
Section  6  below),  the  Company  shall  issue  to  such  Holder  the number of
Conversion Shares that are not disputed within the time periods specified in paragraph 5(d) below and shall submit the disputed calculations to an independent registered public accounting firm of national recognition within two
(2) Business Days of receipt of such Holder's Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and such Holder of the results in writing no later than five (5) Business Days following the Company's receipt of such Holder's
Conversion Notice (such 5th Business Day being referred to herein as the "Disputed Share Calculation Date"). Such accountant's calculation shall be
 ----------------------------------
deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

     (c)  Number  of  Conversion  Shares.  The number of Conversion Shares to be
          ------------------------------
delivered by the Company pursuant to a Conversion shall be determined by dividing (i) the aggregate Liquidation Preference of the Preferred Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date.

     (d)  Delivery  of  Conversion  Shares.  Upon  receipt  of  a  fax copy of a
          --------------------------------
Conversion Notice from a Holder, the Company shall, no later than the close of business on the earlier to occur of (i) the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice and (ii) the date after the date on which the Company receives the original Conversion Notice and
Preferred  Shares  (the  "Delivery  Date"),  issue  and  deliver or caused to be
                          --------------
delivered to such Holder the number of Conversion Shares determined pursuant to paragraph 5(c) above, provided, however, that any Conversion Shares that are the
                      --------  -------
subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto. The Company shall effect delivery of Conversion Shares to such Holder by, as long as the Transfer Agent participates in FAST, crediting the account of such Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if a Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, the Company shall effect delivery of Conversion Shares by delivering to such Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next closest number of Conversion Shares. Conversion Shares delivered to a Holder shall not contain any restrictive legend as long as the resale of such Conversion Shares
(x)  is  covered  by  an
effective Registration Statement (as defined in the Registration Rights Agreement), (y) has been made pursuant to Rule 144 under the Securities Act, or
(z) may be made pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

     (e)  Taxes.  The  Company shall pay any and all taxes or duties that may be
          -----
imposed with respect to the issuance and delivery of the Conversion Shares upon a Conversion.

     (f)  Failure  to  Deliver  Conversion  Shares.
          ----------------------------------------

          (i) In the event that, for any reason, a Holder has not received certificates (without any restrictive legend in the circumstances described in clause (x), (y) or (z) of paragraph 5(d) above) representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor (a "Conversion Default"), and such failure to deliver
                               ------------------
certificates continues for ten (10) Business Days following the delivery of written notice thereof from such Holder (such tenth Business Day being referred to herein as the "Conversion Default Date"), the Company shall pay to such
                      -------------------------
Holder  payments  ("Conversion  Default  Payments")  in  the  amount  of (A) "N"
                    -----------------------------
multiplied  by  (B) the aggregate Stated Value of the Preferred Shares which are
--------------
the  subject  of  such  Conversion  Default  multiplied by (C) one percent (1%),
                                             -------------
where "N" equals the number of days elapsed between the Conversion Default Date and the date on which all of the certificates (without any restrictive legend in the circumstances described in clause (x), (y) or (z) of paragraph 5(d) above) representing such Conversion Shares are issued and delivered to such Holder. Amounts payable hereunder shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

         (ii) In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Company's failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale lawfully effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate Conversion Price for such Conversion
                    -----
Shares), and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

6.   CONVERSION  LIMITATION.
     ----------------------

     In no event shall a Holder be permitted to convert any Preferred Shares to the extent that, upon the Conversion of such Preferred Shares, the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon conversion of such Preferred Shares or which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section
                                                                         -------
6),  when  added  to  the  number  of  shares  of Common Stock issuable upon the
-
Conversion of such Preferred Shares, would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder. To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder's determination of whether Preferred Shares are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Conversion Notice by the Holder shall be deemed to be the Holder's representation that the Preferred Shares specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to convert Preferred Shares at such time as the Conversion thereof will not violate the provisions of this paragraph. The limitation contained in this paragraph shall cease to apply to a Holder (x) upon sixty (60) days' prior written notice from such Holder to the Company, (y) immediately upon written notice from such Holder to the Company at any time after the public announcement or other disclosure of a Major Transaction or a Change of Control and (z) on the Maturity Date.

7.   ADJUSTMENT  TO  CONVERSION  PRICE. The Conversion Price shall be subject to
     ---------------------------------
adjustment from time to time as provided in this Section 7. In the event that any adjustment of the Conversion Price required herein results in a fraction of a cent or fraction of a share, as applicable, the Conversion Price shall be rounded up or down to the nearest cent or share, as applicable.

     (a)  Subdivision  or  Combination  of Common Stock.  If the Company, at any
          ---------------------------------------------
time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionally increased.

     (b)  Distributions.  If  the Company shall declare or make any distribution
          -------------
of its assets (or rights to acquire its assets) to holders of Common Stock (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), the Company shall deliver written notice of such Distribution
 ------------
(a  "Distribution  Notice")  to  each Holder at least fifteen (15) Business Days
     --------------------
prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the "Record Date") and (ii) the date
                                                 -----------
on  which  such  Distribution  is  made  (the  "Distribution  Date").  In  the
                                                ------------------
Distribution  Notice,  the  Company  shall  indicate  that  each Holder shall be entitled  to  receive  either  (A)  the  same  amount  and  type of assets being distributed in such Distribution as though the Holder were a holder on the Record Date therefor of a number of shares of Common Stock into which the Preferred Shares held by such Holder are convertible as of such Record Date (such number of shares to be determined at the Conversion Price then in effect and without giving effect to any limitations on such conversion) or (B) a reduction in the Conversion Price as of the Record Date therefor, such reduction to be effected by reducing the Conversion Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common
                                       ----------
Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company's Board of Directors. If the Company does not notify the Holders of whether it has elected clause (A) or (B) in the preceding sentence on or prior to the Distribution Date, the Company shall be deemed to have elected clause (A) of the preceding sentence.

     (c)  Dilutive  Issuances.
          -------------------

               (i)  Adjustment  Upon  Dilutive  Issuance.  If, at any time after
                    ------------------------------------
     the Issue Date, the Company issues or sells, or in accordance with paragraph (c)(ii) below, is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price on the date of such issuance or sale (or deemed issuance or sale) (a "Dilutive Issuance"), then the Conversion Price shall be adjusted so as to
      ------------------
     equal the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below); provided, however, that until the Company obtains
                               --------  -------
     stockholder approval for issuances of Conversion Shares and Warrant Shares (as defined in the Securities Purchase Agreement) in excess of the Cap Amount, in no event shall the Conversion Price be adjusted to an amount that is less than the Floor Price then in effect.

              (ii)  Effect  On Conversion Price Of Certain Events.  For purposes
                    ---------------------------------------------
     of determining the adjusted Conversion Price under subparagraph (i) of this paragraph (c), the following will be applicable:

               (1)  Issuance Of Purchase Rights.  If the Company issues or sells
                    ---------------------------
     any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Conversion Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration (without giving effect to any anti-dilution provisions), if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities
                                     ----
     issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in subparagraph (ii)(2) below), by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). Except as provided in subparagraph (ii)(3) below, no further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

               (2)  Issuance  Of  Convertible Securities.  If the Company issues
                    ------------------------------------
     or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Conversion Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such
     Convertible  Securities  (without  giving  effect  to  any  anti-dilution provisions) shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or Conversion Price or exchange ratio, then for the purposes of the immediately preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in this subparagraph (ii)(2)), by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or Conversion Price or exchange ratio (a "Variable Rate Convertible Security"), then for purposes
                         ----------------------------------
     of the first sentence of this subparagraph (ii)(2), the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the "Assumed Variable
                                                                ----------------
     Market Price"), and, further, if the conversion price of such Variable Rate
     ------------
     Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 7(c) with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence. No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

               (3)  Change  In  Option  Price Or Conversion Rate.  If there is a
                    --------------------------------------------
     change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities the adjustment for which is not otherwise covered under subparagraph (ii)(2) above; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock, then in any such case, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

               (4)  Calculation Of Consideration Received.  If any Common Stock,
                    -------------------------------------
     Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the last sale prices thereof on the principal market for such securities during the period of ten Trading Days immediately preceding the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. The independent members of the Company's Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Holder does not agree to such fair market value calculation within three Business Days after receipt thereof from the Company, then such fair market value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Holder and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

             (iii)  Exceptions  To  Adjustment  Of  Conversion  Price.
                    -------------------------------------------------
     Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made pursuant to this Section 7(c) upon the issuance of any Excluded Securities. For purposes hereof, "Excluded Securities" means (I) securities
                                       -------------------
     purchased under the Securities Purchase Agreement and securities issued upon conversion or exercise of the Preferred Stock or the Warrants and securities issued upon conversion of the Series A Preferred Stock and exercise of the related warrants; (II) shares of Common Stock issuable or issued to employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or agreements or restricted stock plans or agreements in effect as of the Issue Date and up to an additional 500,000 shares of Common Stock issuable or issued to employees, directors, consultants or lenders from time to time as shares or upon upon the exercise of options or warrants, which may be granted in the discretion of the Board of Directors pursuant to one or more agreements, stock option plans or agreements or restricted stock plans or agreements approved by the independent directors of the Board of Directors after the Issue Date; (III) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; and (IV) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity as long as a fairness opinion with respect to such acquisition is rendered by an investment bank of national recognition.

              (iv)  Notice  Of  Adjustments.  Upon  the  occurrence  of  each
                    -----------------------
     adjustment or readjustment of the Conversion Price pursuant to this Section 7 resulting in a change in the Conversion Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon conversion of the Series B Preferred Stock, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. The Company shall, upon the written request at any time of a Holder, furnish to such Holder a like certificate setting forth (I) such adjustment or readjustment or change, (II) the Conversion Price at the time in effect and (III) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Series B Preferred Stock.

     (d)  Major Transactions.  In the event of a merger, consolidation, business
          ------------------
combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), the Company will
                                           -----------------
give the Holder at least thirty (30) days written notice prior to the closing of such Major Transaction, and: (i) each Holder shall be permitted to convert the Preferred Shares held by such Holder in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to such Holder for such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction, and (ii) if and to the extent that a Holder retains any Preferred Shares following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company with respect to the Series B Preferred Stock, with such adjustments to the Conversion Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of the Series B Preferred Stock to such Holder.

     (e)  Adjustments;  Additional  Shares,  Securities or Assets.  In the event
          -------------------------------------------------------
that at any time, as a result of an adjustment made pursuant to this Section 7, each Holder shall, upon conversion of such Holder's Preferred Shares, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 7. The Board of Directors shall have the right, in its sole and absolute discretion, to lower the Conversion Price for any or no reason.


8.   FORCED  CONVERSION.
     ------------------

     (a)  Forced  Conversion.  In  the  event  that  all  of  the Milestones are
          ------------------
satisfied (i) on each of twenty (20) Trading Days occurring during any period of thirty (30) consecutive Trading Days commencing after the initial Issue Date (such thirty consecutive Trading Days being referred to herein as a "Forced
                                                                          ------
Conversion  Period") and (ii) on the Conversion Date, the Company shall have the
------------------
right  to require Conversion of the Preferred Shares then outstanding (a "Forced
                                                                          ------
Conversion").  In  the  event of a Forced Conversion, the Company and the Holder
----------
shall follow the procedures for Conversion set forth in Section 5 above, with the Forced Conversion Date (as defined below) deemed to be the Conversion Date for purposes of Section 5, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph (b) of Section 5.

     (b)  Forced  Conversion  Notice.  In  order  to  effect a Forced Conversion
          --------------------------
hereunder, the Company must deliver to each Holder written notice thereof (a "Forced Conversion Notice") on or before 5:00 p.m. (eastern time) on the
 --------------------------
Business Day immediately following the last Trading Day of the Forced Conversion Period (such Business Day, the "Forced Conversion Date") and, at the same time
                                  ----------------------
that it delivers such notice, the Company shall send a copy of such notice by email to each Holder as long as such Holder has provided an email address to the Company. Notwithstanding the delivery by the Company of a Forced Conversion Notice, nothing contained herein shall be deemed to limit in any way (i) the right of a Holder to convert such Holder's Preferred Shares prior to the Forced Conversion Date or (ii) the availability of any and all remedies that are provided to a Holder hereunder, including without limitation in the event that the Company fails to deliver Conversion Shares upon a Forced Conversion as required by the terms of Section 5 hereof. The Forced Conversion Notice shall specify the aggregate Stated Value of the Preferred Shares that are subject to the Forced Conversion; provided, however, that the Forced Conversion (I) shall
                         --------  -------
not  be effective to the extent that the Forced Conversion violates Section 6 of
                                                                    ---------
this Agreement, and (II) shall be allocated among the holders of the Preferred Shares on a pro rata basis in accordance with the number of Preferred Shares held by each Holder. On the Forced Conversion Date, each Holder will be deemed to have converted Preferred Shares with a Stated Value equal to (A) its pro rata share of the aggregate Stated Value specified in the Forced Conversion Notice minus (B) the Stated Value of any Preferred Shares converted by the Holder during the Forced Conversion Period.

     (c)  Subsequent  Forced  Conversion.  The  Company  may request one or more
          ------------------------------
Forced

Conversions, provided that (i) there must be at least twenty-two (22) consecutive Trading Days between each such Forced Conversion and (ii) all Milestones must be satisfied as specified in paragraph 8(b) above prior to any such Forced Conversion.

9.   MANDATORY  REDEMPTION.
     ---------------------

     (a)  Mandatory  Redemption.  In the event that a Fundamental Change occurs,
          ---------------------
each Holder shall have the right to require the Company to redeem all or any portion of the Preferred Shares held by such Holder (a "Mandatory Redemption")
                                                          --------------------
at the Mandatory Redemption Price (as defined herein) applicable to such Mandatory Redemption. In order to exercise its right to effect a Mandatory
Redemption,  a  Holder  must  deliver  a written notice (a "Mandatory Redemption
                                                            --------------------
Notice") to the Company at any time on or before 6:00 p.m. (eastern time) on the
------
third (3rd) Business Day following the later to occur of (i) last Business Day on which the Fundamental Change to which such Mandatory Redemption Notice relates is continuing or, if such Fundamental Change constitutes a Change of Control, at any time following the consummation of such Change of Control and
(ii) the Business Day on which the Holder is notified of such Fundamental Change in writing by the Company. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date")
                                                     -------------------------
and  the  number  of  such  shares  to  be  redeemed.

     (b)  Mandatory Redemption Price.  The "Mandatory Redemption Price" shall be
          --------------------------        --------------------------
equal to (A) in the case of a Fundamental Change that does not constitute a Change of Control, the Liquidation Preference of the Preferred Shares being redeemed multiplied by one hundred and one percent (101%) and (B) in the case of
         -------------
a Fundamental Change that constitutes a Change of Control, the Liquidation Preference of the Preferred Shares being redeemed multiplied by one hundred and
                                                   -------------
twenty  percent  (120%).

     (c)  Payment  of  Mandatory  Redemption  Price.  The  Company shall pay the
          -----------------------------------------
Mandatory Redemption Price to the Holder exercising its right to redemption on the Mandatory Redemption Date. If Company fails to pay the Mandatory Redemption Price to the Holder on or before the Mandatory Redemption Date, the Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

10.  INTENTIONALLY  OMITTED.
     ----------------------

11.  MATURITY  OF  PREFERRED  SHARES.
     -------------------------------

     (a)  Payment  at  Maturity.  On the Maturity Date, the Company shall pay to
          ---------------------
each Holder the aggregate Liquidation Preference for such Holder's Preferred Shares that are outstanding on such date. Such payment shall be made in cash by wire transfer of immediately available funds; provided, however, that the Company may elect, subject to the satisfaction of all of the Stock Payment Conditions and paragraph (b) of this Section 11, to pay all or a portion of such Liquidation Preference in shares of Common Stock (the "Stock Payment Option").
                                                         --------------------
Any amount of cash that is due on the Maturity Date and which is not paid within five (5) Business Days of such date shall bear interest until paid at the Default Interest Rate.

     (b)  Stock  Payment  Conditions.  The  Company  shall  not  be  entitled to
          --------------------------
exercise the Stock Payment Option unless, on the Maturity Date and on each of the twenty (20) consecutive Trading Days immediately preceding such date, all of the Stock Payment Conditions are satisfied in full. In the event that any Stock Payment Condition is not satisfied as of the applicable Maturity Date and each such Trading Day, the Company shall not be permitted to exercise the Stock Payment Option (regardless of whether the Company has delivered a Stock Option Notice (as defined below)) and must pay all amounts due on such Maturity Date in cash by wire transfer of immediately available funds.

     (c)  Stock  Option  Notice.  In  order to exercise the Stock Payment Option
          ---------------------
with respect to the Maturity Date, the Company must deliver, on or before the fifteenth (15th) calendar day immediately prior to such date, written notice to each Holder stating that the Company wishes to exercise such option (a "Stock
                                                                           -----
Option  Notice").  If  the  Company  wishes to exercise the Stock Payment Option
--------------
with respect to less than all of the Preferred Shares then outstanding, then the Company's exercise of Common Stock Payment Option (and the delivery of shares of Common Stock pursuant thereto) shall be allocated among the Holders on a pro rata basis in accordance with the number of Preferred Shares held by each Holder. A Stock Option Notice, once delivered by the Company, shall be irrevocable, unless the Company is not permitted to exercise the Stock Payment Option in accordance with paragraph (b) of this Section 11. In the event that the Company does not deliver a Stock Option Notice on or before such fifteenth day, the Company will be deemed to have elected to pay the related Liquidation Preference in cash.

     (d)  Delivery  of  Shares.  On  or  before  the  third  (3rd)  Business Day
          --------------------
following the Maturity Date, and provided that Company has validly exercised the Stock Payment Option in accordance with the terms hereof (each a "Stock Option
                                                                    ------------
Delivery  Date"), the Company shall deliver to each Holder a number of shares of
--------------
Common Stock equal to (A) the Liquidation Preference of such Holder's Preferred Shares outstanding on the Maturity Date divided by (B) the Market Price in
                                              ----------
effect on such date. The Company must deliver such shares of Common Stock to such Holder in accordance with the provisions of paragraph 5(d) above, with the Stock Option Delivery Date being deemed the Delivery Date, and in the event of the Company's failure to effect such delivery on the applicable Delivery Date therefor (calculated in accordance with paragraph 5(d)), such Holder shall have the remedies specified in paragraph 5(e) above. Notwithstanding the delivery by the Company of a Stock Option Notice, nothing contained herein shall be deemed to limit in any way the right of a Holder to convert such Holder's Preferred Shares prior to the Maturity Date.

12.  MISCELLANEOUS.
     -------------

     (a)  Transfer  of  Preferred  Shares.  Upon notice to the Company, a Holder
          -------------------------------
may sell or transfer all or any portion of the Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. From and after the date of such sale or transfer, the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, the Company shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee. In connection with any transfer of shares to the Company pursuant to any redemption or at maturity provided for in this Certificate, the Holder shall deliver to the Company the stock certificates representing the Series B Preferred Stock at the closing of such redemption or at maturity. Upon payment, the shares of Series B Preferred Stock shall be cancelled, and the Holder shall be entitled only to the redemption or maturity payment provided for by this Certificate.

     (b)  Notices.  Any  notice,  demand  or request required or permitted to be
          -------
given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

          If  to  the  Company:

          Citadel  Security  Software  Inc.
          Two  Lincoln  Centre,  Suite  1600
          5420  LBJ  Freeway
          Dallas,  TX  75240
          Attn: Steven B. Solomon
          Phone: (214) 750-2454
          Fax:  (214)  520-0034

          with  a  copy  to:

          Wood  &  Sartain, LLP
          12655 North Central Expressway, Suite 325
          Dallas, Texas  75243
          Attn:  David A. Wood
          Tel:   (972) 458-0300
          Fax:   (972) 701-0302

and if to the Holder, to such address for the Holder as shall be designated by the Holder in writing to the Company.

     (c)  Lost  or  Stolen Certificate.  Upon receipt by the Company of evidence
          ----------------------------
of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company and the Transfer Agent, and upon surrender and cancellation of such certificate if mutilated, the Company shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

     (d)  No  Voting Rights.  Except as provided by applicable law and paragraph
          -----------------
12(g) below, the Holders of the Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Company; provided that the Company shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders). Pursuant to the second paragraph of Article VIII of the Company's Certificate of Incorporation, any action that may be taken at any annual or special meeting of the Holders of Preferred Shares may be taken without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken is signed by the holders of such outstanding stock having not less than the minimum number of votes that would be necessary to authorized or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


     (e)  Remedies.  The  remedies  provided  to a Holder in this Certificate of
          --------
Designation shall be cumulative and in addition to all other remedies available to such Holder under this Certificate of Designation or under any Transaction Document, at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a material breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     (f)  Failure  or  Delay  not  Waiver.  No failure or delay on the part of a
          --------------------------------
Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. Notwithstanding anything herein to the contrary, any power, right, privilege, provision or preference set forth in this Certificate may be waived, either prospectively or retroactively and either generally or in a particular instance, by the written consent or vote of the holders of two-thirds of the outstanding shares of the Series B Preferred Stock. Any such waiver shall bind all current and future holders of shares of the Series B Preferred Stock.

     (g)  Protective  Provisions.
          ----------------------

          So long as shares of Series B Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of the Holders of at least two-thirds (2/3) of outstanding shares of Series B Preferred Stock:

               (i) alter, change, waive, modify or amend (x) the terms of the Series B Preferred Stock in any way or (y) the terms of any other capital stock of the Company so as to affect adversely the Series B Preferred Stock;

              (ii) create any new class or series of capital stock having a preference over or ranking pari passu with the Series B Preferred Stock as to redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Company;


             (iii) increase the authorized number of shares of Series B Preferred Stock;

              (iv) re-issue any shares of Series B Preferred Stock which have been converted or redeemed in accordance with the terms hereof;

               (v) re-issue any shares of Series A Preferred Stock which have been converted or redeemed;

              (vi) issue any Pari Passu Securities or Senior Securities (other than Permitted Debt);

             (vii) redeem, or declare, pay or make any provision for any dividend or distribution with respect to Junior Securities;

            (viii) issue any Series B Preferred Stock except pursuant to the terms of the Securities Purchase Agreement;

              (ix)  increase  the  par  value  of  the  Common  Stock;

               (x) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

              (xi) cause or authorize any subsidiary of the Company to engage in any of the foregoing actions.

     In the event that the Holders of at least two-thirds of the outstanding shares of Series B Preferred Stock agrees to allow the Company to alter, waive or change the rights, preferences or privileges of the shares of Series B Preferred Stock pursuant to the terms hereof, then the Company will deliver notice of such approved change to the holders of the Series B Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and
                                                        ------------------
the Dissenting Holders shall have the right for a period of thirty (30) days following such delivery to convert their Preferred Shares pursuant to the terms hereof as they existed prior to such alteration or change, or to continue to hold such Preferred Shares. No such change shall be effective to the extent that, by its terms, it applies to less than all of the Holders of Preferred Shares then outstanding.

     IN WITNESS WHEREOF, the Company has executed this Certificate of Designation as of the 9th day of May, 2005.


CITADEL  SECURITY  SOFTWARE  INC.


By:  /s/    Steven B. Solomon
     ------------------------
     Name:  Steven B. Solomon
     Title: Chief Executive Officer

                                                                       EXHIBIT A
                                                                       ---------

                              NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Series B Convertible Preferred Stock (the "Preferred Stock"), represented by stock certificate No(s). (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of CITADEL SECURITY SOFTWARE INC. according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the "Certificate of Designation"), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation. Unless otherwise specified in writing to the Company, the undersigned represents to the Company that the shares of Common Stock covered by this notice have been or will be sold pursuant to the terms of an effective registration statement.

                             Date  of  Conversion:______________________________

                             Stated  Value  of
                             Preferred  Stock  to  be  Converted:_______________

                             Applicable  Conversion  Price:_____________________

                             Number  of  Shares  of
                             Common  Stock  to  be  Issued:_____________________

                             Name  of  Holder:__________________________________

                             Address:         __________________________________

                                              __________________________________

                                              __________________________________


                             Signature:       __________________________________
                                              Name:
                                              Title:

Holder Requests Delivery to be made: (check one)
-----------------------------------

[ ]  By Delivery of Physical Certificates to the Above Address

[ ]  Through  Depository  Trust  Corporation
     (Account___________________________________)